UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2026

U.S. GoldMining Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-41690	37-1792147
(Commission File Number)	(IRS Employer Identification No.)

1188 West Georgia Street, Suite 1830

Vancouver, BC, Canada, V6E 4A2

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (604) 388-9788

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	USGO	The Nasdaq Stock Market LLC

Item 1.01	Entry Into a Material Definitive Agreement.

On June 26, 2026, U.S. GoldMining Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with a certain institutional investor (the “Investor”), pursuant to which the Company agreed to issue and sell in a registered direct offering (the “Offering”) 522,876 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, at a purchase price of $7.65 per share. The gross proceeds to the Company from the Offering are expected to be approximately $4.0 million before deducting offering expenses payable by the Company.

The Shares will be offered by the Company pursuant to an effective shelf registration statement on Form S-3 (File No. 333-279435) which was filed with the Securities and Exchange Commission (the “SEC”) on May 15, 2024, and declared effective by the SEC on May 28, 2024, and related base prospectus and a prospectus supplement dated June 26, 2026, thereunder.

The Offering is expected to close on June 29, 2026, subject to the satisfaction of customary closing conditions. The Company currently plans to use the net proceeds from the Offering for working capital and general corporate purposes.

The Purchase Agreement includes customary representations, warranties and covenants by the Company and the Investor. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. Additionally, the Company has agreed to provide the Investor with customary indemnification under the Purchase Agreement.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the form of Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on form 8-K and is incorporated by reference herein.

The legal opinion and consent of Haynes and Boone, LLP relating to the validity of the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

5.1	Opinion of Haynes and Boone, LLP
10.1	Form of Securities Purchase Agreement, dated June 26, 2026, by and among the Company and the investor signatory thereto.
23.1	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2026	U.S. GOLDMINING INC.

	By:	/s/ Tim Smith
	Name:	Tim Smith
	Title:	Chief Executive Officer